Exhibit 3.49

CERTIFICATE OF FORMATION

OF

PG INVESTMENTS TWO, L.L.C.

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “Delaware Limited Liability Company Act.’”), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter the “limited liability company”) is PG Investments Two, L.L.C.

SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of PG Investments Two, L.L.C. this 25th day of August, 2000.

/s/ David F. Hannan
David F. Hannan
Authorized Person

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

PG INVESTMENTS TWO, L.L.C.

1.	The name of the limited liability company is PG Investments Two, L.L.C.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows: the FIRST Article of the Certificate of Formation is deleted in its entirety and the following is substituted in its place:

“FIRST: The name of the limited liability company is Dyson Creek Coal Company, LLC”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation of PG Investments Two, L.L.C. this 28th day of July 2005.

PG INVESTMENTS TWO, L.L.C.

By:	/s/ Joseph W. Bean
Joseph W. Bean, Authorized Person

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

DYSON CREEK COAL COMPANY, LW

I.	The name of the limited liability company is Dyson Creek Coal Company, LLC.

2.	The Certificate of Formation of limited liability company is hereby amended as follows: the FIRST Article of the Certificate of Formation is deleted in its entirety and the following is substituted in its place:

“FIRST: The name of the limited liability company is American Land Holdings of Kentucky, LLC”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation of Dyson Creek Coal Company, LLC this 29th day of August, 2005.

DYSON CREEK COAL COMPANY, LLC

By:	/s/ Joseph W. Bean
Joseph W. Bean, Authorized Person

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

AMERICAN LAND HOLDINGS OF KENTUCKY, LLC

1,	The name of the limited liability company is American Land Holdings of Kentucky, LLC.

2.	The Certificate of Formation of limited liability company is hereby amended as follows: the FIRST Article of the Certificate of Formation is deleted in its entirety and the following is substituted in its place:

“FIRST: The name of the limited liability company is Dyson Creek Coal Company, LLC”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Formation of American Land Holdings of Kentucky, LLC this 8th day of September, 2005.

AMERI AN LAND HOLDINGS OF KENTUCKY, LLC

By: /s/ Joseph W. Bean

Joseph W. Bean, Authorized Person

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is DYSON CREEK COAL COMPANY, LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ Kenneth L. Wagner
Authorized Person

Name:	Kenneth L. Wagner
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